BY-LAWS

of

Huntington Strategy Shares

A Delaware Statutory Trust

Dated as of September 1, 2010

INTRODUCTION

A.

Agreement and Declaration of Trust.  These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time, in effect (the “Declaration of Trust”), of Huntington Strategy Shares, a Delaware statutory trust (the “Trust”).  In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B.

Definitions.  Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICES. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2.  DELAWARE OFFICE.  The Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware.

Section 3.  OTHER OFFICES.  The Board may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  PLACE OF MEETINGS.  Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board.  In the absence of any such designation by the Board, Shareholders' meetings shall be held at the principal executive office of the Trust.

Section 2.  CALL OF MEETING.  There shall be no annual Shareholders’ meetings except as required by applicable law. A special meeting of the Shareholders of the Trust or any Series or class thereof may be called at any time by the Board, by the chairperson of the Board or by the president for the purposes set forth in the Declaration of Trust.

Section 3.  NOTICE OF SHAREHOLDERS' MEETING.  All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than ten (10) nor more than ninety-three (93) days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.  The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election.  Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 4.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  The secretary shall cause a Notice of any meeting of Shareholders to be given either personally or by mail, courier, telegraphic, facsimile or electronic mail, or other written or electronic communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice.  If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that Shareholder by mail, courier, telegraphic, facsimile or electronic mail, or other written or electronic communication to the Trust's principal executive office.  Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic mail or other means of written or electronic communication.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any Shareholders' meeting shall be executed by the secretary, assistant secretary, transfer agent, or solicitation agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust.  Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5.  ADJOURNED MEETING; NOTICE.  Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Shareholders present in person or by proxy, or by the chairperson of the meeting.  Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a Shareholders' meeting prior to adjournment.

When any Shareholders' meeting is adjourned to another time or place, notice of adjournment to another time or place need not be given, if such time and place are announced at the meeting, unless a new record date of the adjourned meeting is fixed or the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board shall set a new record date.  If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Shareholder entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II.  At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

Section 6.  VOTING.  The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust and these By-Laws, as in effect at such time.  The Shareholders' vote may be by voice vote or by ballot; provided, however, that any election of Trustees must be by ballot if demanded by any Shareholder before the voting has begun.  Any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a Shareholders' meeting.  Abstentions and broker non-votes will be treated as votes present at a Shareholders' meeting, but will not be treated as votes cast.  Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote "against" on proposals requiring a majority of outstanding voting securities for approval.

Section 7.  QUORUM.  Except when a larger quorum is required by applicable law, the Declaration of Trust or these By-Laws, thirty-three and one-third percent (33-1/3%) of the Shares present in person or represented by proxy and entitled to vote at a Shareholders' meeting shall constitute a quorum at such meeting.  When a separate vote by one or more Series or classes thereof is required, thirty-three and one-third percent (33-1/3%) of the outstanding Shares of each such Series or class thereof present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders' meeting of such Series or Class, except when a larger quorum is required by applicable law, the Declaration of Trust or these By-Laws.

Section 8.  WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS.  The transactions of a meeting of Shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy.  Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.  Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 9.  PROXIES.  Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the secretary of the Trust; provided, that an alternative to the execution of a written proxy may be accepted as provided in the second paragraph of this Section 9. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder's execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy's vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

With respect to any Shareholders' meeting, the Trust may elect to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the shareholder's authorization is received within eleven (11) months before the meeting.  A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders’ meeting.  At every Shareholders’ meeting, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting.  Subject to the provisions of the Declaration of Trust or these By-Laws, all matters concerning the giving, voting, or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 10.  INSPECTORS OF ELECTION.  Before any meeting of Shareholders, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment or postponement.  If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any Shareholder or a Shareholder's proxy shall, appoint an inspector of election at the meeting.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any shareholder or a Shareholder's proxy shall, appoint a person to fill the vacancy.

The inspector or chairman if no inspector is appointed shall:

(a)

determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)

receive votes, ballots or consents;

(c)

hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)

count and tabulate all votes or consents;

(e)

determine when the polls shall close;

(f)

determine the result of voting or consents; and

(g)

do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE III

TRUSTEES

Section 1.  VACANCIES.  Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust; provided, however, in the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act.  In such case, an authorized officer of the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the remaining vacancies on the Board and appoint his/her replacement; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act.  Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

Section 2.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  All meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by the Board.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust.  Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting for purposes of the DSTA and, to the extent permitted, the 1940 Act.

Section 3.  REGULAR MEETINGS.  Regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board.  Such regular meetings may be held without notice.

Section 4.  SPECIAL MEETINGS.  Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the president, any vice president, the secretary or any Trustee.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by mail, courier or telegram, charges prepaid, electronic mail or by facsimile or by other electronic means, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust.  In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting.  In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic mail or similar service, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting.  Notice may be given within less than forty-eight (48) hours of the holding of a meeting if delivered in person or by telephone, electronic mail, telegram, or other electronic means, if, under the circumstances, the party calling the meeting deems immediate action to be necessary or appropriate.  Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee.  The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 5.  ACTION WITHOUT A MEETING. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken by the written consent of the Trustees then in office.  Unless the 1940 Act or the Declaration of Trust requires that a particular action be approved by a greater percentage, any action to be taken by the Trustees by written consent shall be effective if provided by a majority of the Trustees then in office.  Any such written consent may be executed and given by telecopy or other electronic means.  Such written consents shall be filed with the minutes of the proceedings of the Trustees.  If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 6.  QUORUM.  A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 8 of this Article III.  Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of these By-Laws, the Declaration of Trust and applicable law.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 7.  WAIVER OF NOTICE.  Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that Trustee.

Section 8.  ADJOURNMENT.  A majority of the Trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

Section 9.  NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place shall be given before the time of the recommencement of an adjourned meeting to the Trustees who were present at the time of the adjournment in a manner specified in Section 4 of this Article IV.

Section 10.  FEES AND COMPENSATION OF TRUSTEES.  Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board.  This Section 10 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 11.  POSITION, QUALIFICATIONS AND DUTIES OF THE CHAIRPERSON OF THE BOARD.  The Board shall designate a chairperson of the Board who shall serve at the pleasure of the Board and, if present, preside at meetings of the Board.  The chairperson may appoint a Trustee or officer to preside at Board meetings in his absence and shall exercise and perform such other powers and duties as may be from time to time assigned to the chairperson or prescribed by these By-Laws or the 1940 Act.  The chairperson of the Board shall at all times be a Disinterested Trustee.

ARTICLE IV

COMMITTEES

Section 1.  COMMITTEES OF TRUSTEES.  The Board may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees to serve at the pleasure of the Board.  A committee may be composed of Trustees, officers or others as the Trustees shall determine.  The number of members composing a committee, which shall not be less than two (2), and the powers conferred upon the same shall also be determined by resolution adopted by a majority of the Trustees.  The Board may abolish a committee at any time and shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect.  The Board shall have the power to fill vacancies in the committees and may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee.  Any committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

(a)

the approval of any action which under the Declaration of Trust or applicable law also requires Shareholders' approval or requires approval by a majority of the entire Board or certain members of the Board;

(b)

the filling of vacancies on the Board or on any committee.  However, a committee comprised of Disinterested Trustees may select and nominate other Persons who are not “interested persons” as defined in the 1940 Act to serve as a Trustee;

(c)

the fixing of compensation of the Trustees for serving on the Board or on any committee;

(d)

the amendment or repeal of the Declaration of Trust or of these By-Laws or the adoption of a new Declaration of Trust or new By-Laws; or

(e)

the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

Section 2.  MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee.  Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee.  The Board or a committee may adopt a charter to establish the responsibilities and procedures of the committee which shall not be inconsistent with the provisions of these By-Laws.  Any committee to which the Board delegates any if its powers shall report its actions to the Board.

ARTICLE V

OFFICERS

Section 1.  GENERAL PROVISIONS.  The officers of the Trust shall be a chief executive officer, president, a treasurer, a secretary, and a chief compliance officer, who shall be elected by the Board.  The Board may elect or appoint such other officers or agents as the business of the Trust may require, including, but not limited to, one or more vice presidents, one or more assistant secretaries, and one or more assistant treasurers.  The Board may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by applicable law, the Declaration of Trust or these By-Laws, the president, the treasurer and the secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Board. Any two or more offices may be held by the same person.  A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge or verify an instrument required by applicable law to be executed, acknowledged or verified by more than one officer.  Any officer may be, but none need be, a Trustee or shareholder.

Section 3.  REMOVAL OR RESIGNATION.  The Board, at any regular or special meeting of the Board, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office.  Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.  Notwithstanding the foregoing, the chief compliance officer may be removed from his or her responsibilities only in accordance with the provisions of Rule 38a-1 under the 1940 Act as it may be interpreted by the Commission.

               Any officer may resign at any time by giving written notice to the Trust.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice.  Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 4.  POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER.  The chief executive officer shall have such powers and duties as may be prescribed by the Board, including acting as principal executive officer and shall execute documents and forms required to be executed by the Trust’s “principal executive officer” with respect to the Trust under applicable law including certifications required under Section 302 and 906 of the Sarbanes-Oxley Act of 2002.

Section 5.  POWERS AND DUTIES OF THE PRESIDENT.  The president may call meetings of the Board and of any committee thereof and meetings of Shareholders when he deems it necessary and shall preside at all meetings of the Shareholders.  Subject to the control of the Board and to the control of any committees of the Board, and/or the chief executive officer, within their respective spheres, as provided by the Board, the president shall at all times exercise general supervision and direction over the affairs of the Trust.  The president shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust.  The president shall also have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The president shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Board.  The president shall act at the direction of and report to the chief executive officer.

Section 6.  POWERS AND DUTIES OF VICE PRESIDENTS.  In the absence or disability of the president, the vice president or, if there be more than one vice president, any vice president designated by the Board, shall perform all the duties and may exercise any of the powers of the president, subject to the control of the Board.  Each vice president shall perform such other duties as may be assigned to him from time to time by the Board and the president.

Section 7.  POWERS AND DUTIES OF THE TREASURER.  The treasurer shall be the principal financial and accounting officer of the Trust.  The treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or class thereof, including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or classes thereof.  The treasurer shall deposit all monies and other property of the Trust in the name and to the credit of the Trust with such depositories as may be designated by the Board and shall disburse the funds of the Trust as may be ordered by the Board.  The treasurer shall render a statement of condition of the finances of the Trust to the Board as often as they shall require the same and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board.  The treasurer shall give a bond for the faithful discharge of his or her duties, if required to do so by the Board, in such sum and with such surety or sureties as the Board shall require.  The treasurer, shall execute documents and forms required to be executed by the Trust’s “principal financial officer” with respect to the Trust under applicable law including the certifications required under the Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

Section 8.  POWERS AND DUTIES OF THE SECRETARY.  The secretary shall keep or cause to be kept the minutes of all meetings and actions of the Board, committees and  Shareholders in proper books provided for that purpose.  The secretary shall have custody of the seal of the Trust, if any, and shall have charge of the share registrar unless the same are in the charge of the transfer agent.  The secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by applicable law; and as subject to these By-Laws, the secretary shall in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the Board.

Section 9.  POWERS AND DUTIES OF ASSISTANT TREASURERS.  In the absence or disability of the treasurer, any assistant treasurer designated by the Board shall perform all the duties, and may exercise any of the powers, of the treasurer.  Each assistant treasurer shall perform such other duties as from time to time may be assigned to him by the Board.  Each assistant treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Board, in such sum and with such surety or sureties as the Board shall require.

Section 10.  POWERS AND DUTIES OF ASSISTANT SECRETARIES.  In the absence or disability of the secretary, any assistant secretary designated by the Board shall perform all the duties, and may exercise any of the powers, of the secretary.  Each assistant secretary shall perform such other duties as from time to time be assigned to him by the Board.

Section 11.  POWERS, DUTIES AND COMPENSATION OF THE CHIEF COMPLIANCE OFFICER.  The chief compliance officer shall be responsible for administering the Trust’s policies and procedures approved by the Board under Rule 38a-1 under the 1940 Act.  Notwithstanding any other provision of these By-Laws, the designation, election, removal and compensation of the chief compliance officer are subject to Rule 38a-1 under the 1940 Act, as it may be interpreted by the Commission.  The chief compliance officer shall perform such other duties and have such other responsibilities as from time to time may be assigned to him or her by the Board.  The chief compliance officer shall report directly to the Board or a committee of the Board in carrying out his or her functions.

Section 12.  COMPENSATION OF OFFICERS.  Subject to any applicable provisions of the Declaration of Trust or these By-Laws, the compensation of the officers shall be fixed from time to time by the Board or by any committee or officer upon whom such power may be conferred by the Board.  No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

Section 13.   VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

ARTICLE VI

RECORDS AND REPORTS

Section 1.  INSPECTION BY SHAREHOLDERS.  .  The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions a regulations the accounts and books of the Trust or any Series shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by applicable law or otherwise by the Trustees or by resolution of the Shareholders.

Section 2.  INSPECTION BY TRUSTEES.  Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VII

DIVIDENDS

Section 1.  DECLARATION OF DIVIDENDS.  Dividends upon the Shares of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law.  Dividends may be paid in cash, in property, or in Shares of the Trust.

Section 2.  RESERVES.  Before payment of any dividend, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board shall deem to be in the best interests of the Trust, and the Board may abolish any such reserve in the manner in which it was created.

ARTICLE VIII

GENERAL MATTERS

Section 1.  CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by the Board or as may be contracted to service providers.

Section 2.  CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust or any Series and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.  CERTIFICATES FOR SHARES.  No certificates for Shares in any Series or class thereof shall be issued except as the Board may otherwise determine from time to time.  Should the Board authorize the issuance of such certificates, a certificate or certificates for Shares in any Series or class thereof may be issued to a Shareholder upon the Shareholder’s request when such Shares are fully paid.  All certificates shall be signed in the name of the Trust by the chairperson of the Board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of Shares and the Series and class of Shares owned by the Shareholders.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.  Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means.

Section 4.  LOST CERTIFICATES.  Except as provided in Section 3 or this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time.  The Board may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5.  REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The chairperson of the Board, the president or any vice president or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust.  The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6.  TRANSFER OF SHARES.  Shares of the Trust shall be transferable only on the record books of the Trust by the person in whose name such Shares are registered, or by his or her duly authorized attorney or representative.  In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent.  In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent.  No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

Section 7.  HOLDERS OF RECORD.  The Trust shall be entitled to treat the holder of record of any Share or Shares of the Trust as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

Section 8.  FISCAL YEAR.  The fiscal year of the Trust or any Series thereof shall be established, re-established or changed from time to time by resolution of the Board.

ARTICLE IX

AMENDMENTS

Section 1.  AMENDMENT.  These By-Laws may be restated and/or amended at any time, without the approval of the Shareholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board.